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EXHIBIT 23.1

                      CONSENT OF SCHWARTZ LEVITSKY FELDMAN

     The Undersigned, Schwartz Levitsky Feldman, Chartered Accountants hereby consents to the use of our name and the use of our opinion dated July 24, 1998 for Curtis International Ltd. (the "Company") as filed with its Registration Statement on Form SB-2 being filed by the Company.


Date: October 28, 1998


                                          SCHWARTZ LEVITSKY FELDMAN,
                                          Chartered Accountants

                                          /s/ Schwartz Levitsky Feldman

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